UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 19, 2009 (June 16, 2009)

YAYI INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23806	87-0046720
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

No. 9 Xingguang Road,
Northern Industrial Park of Zhongbei Town,
Xiqing District, Tianjin 300384, China
(Address of Principal Executive Offices)

(86)22-2798-4033
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Series A Preferred Stock Purchase Agreement

On June 18, 2009, Yayi International Inc. (the “Company”) entered into a series A preferred stock purchase agreement (the “Stock Purchase Agreement”) with Global Rock Stone Industrial Ltd, a British Virgin Islands (“BVI”) company (“Global Rock”), Charleston Industrial Ltd, a BVI company (“Charleston”), Tianjin Yayi Industrial Co., Ltd., a company organized under the laws of the People’s Republic of China (“Tianjin Yayi”), the individuals named in Schedule I attached thereto (the “Founders”) and an accredited investor, SAIF Partners III L.P. (“SAIF”). Pursuant to the Stock Purchase Agreement, the Company issued and sold to SAIF 1,530,612 shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) at a price per share of $9.80 for an aggregate purchase price of $15.0 million (the “Private Placement”). The Series A Preferred Stock is convertible into the Company’s common stock at an initial conversion price at $0.98 per share, which conversion price is subject to stock split, recapitalization and other anti-dilution protection, as well as adjustments based on the Company’s financial performance.

Investor and Registration Rights Agreement

In connection with the Private Placement, the Company, Global Rock, the Founders and SAIF entered into an investor and registration rights agreement (the “Investor Rights Agreement”), pursuant to which, among other things, the Company agreed to grant information and inspection rights to the holders of the Series A Preferred Stock. In addition, the Company granted registration rights to holders of registrable securities, which include the shares of the Company’s common stock issued or issuable upon conversion of shares of the Series A Preferred Stock (the “Registrable Securities”). Holders holding at least 20% in voting power of the then outstanding Registrable Securities may request the Company to file a registration statement to register the Registrable Securities within a pre-defined period (the “Registration Statement”). The Company may be subject to liquidated damages in the amounts prescribed by the Investor Rights Agreement if it is unable to file the Registration Statement timely or maintain its effectiveness as required by the Investor Rights Agreement, or if the Registrable Securities may not be sold pursuant to Rule 144 due to the Company’s failure to meet the current public information condition of Rule 144. Holders of the Registrable Securities also have “piggyback” registration rights, pursuant to which they may require the Company to register all or any part of the Registrable Securities then held by such holders when the Company files registration statements for purposes of effecting a public offering of the Company’s securities under certain circumstances.

Voting Agreement

On the same day, the Company, Global Rock and the Founders entered into a voting agreement (the “Voting Agreement”) with SAIF, pursuant to which, among other things, SAIF, Global Rock and the Founders agreed, during the term of the Voting Agreement, to vote, or cause to be voted, all shares owned by them, to ensure that (i) the size of the Board of Directors of the Company (the “Board”) will be set and remain at five directors, and (ii) two representatives designated by the holders of a majority of the outstanding shares of Series A Preferred Stock will be elected to the Board.

Management Rights Agreement

On June 18, 2009, the Company and SAIF also entered into a management rights agreement (the “Management Rights Agreement”), pursuant to which, SAIF has the right to consult with and advise the management of the Company on significant business issues, including the management’s proposed annual and quarterly operating plans. SAIF also has the right to examine the books and records of the Company and any of its subsidiaries and inspect the facilities of the Company and any of its subsidiaries.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Investor Rights Agreement, the Stock Purchase Agreement, the Voting Agreement and the Management Rights Agreement, or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the provisions of such agreements attached to this report as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively.

ITEM 3.02.

UNREGISTERED SALES OF EQUITY SECURITIES.

The information pertaining to the Series A Preferred Stock in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety. The shares issued pursuant to the Stock Purchase Agreement (the “Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company issued the Shares in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. SAIF is an accredited investor as defined in Rule 501(a) under the Securities Act and there was no general solicitation or advertising in connection with the offer and sale of the securities.

ITEM 3.03.

MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

In connection with the Private Placement, the Company filed a Certificate of Designation of Series A Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate”) on June 16, 2009, which became effective upon filing. Pursuant to the Certificate, there are 1,530,612 shares of Series A Preferred Stock authorized. The holders of the Series A Preferred Stock are entitled to receive non-cumulative dividends, when, as and if declared by the Board.

In the event of the Company’s Liquidation Event, as defined in the Certificate, the holders of the Series A Preferred Stock will be entitled to receive, prior to any distribution to holders of the common stock, an amount per share equal to the sum of (i) $9.80 plus an annualized internal rate of return of 15% for the period from the issuance date of the Series A Preferred Stock to the date when the full payment is made and (ii) an amount equal to all declared but unpaid dividends for each outstanding share of Series A Preferred Stock, subject to stock split, stock dividend, recapitalization or other similar events as provided for in the Certificate.

At any time and from time to time after June 30, 2012, the holders of not less than a majority of the then outstanding Series A Preferred Stock have the right to request the Company to redeem all of the then outstanding shares of Series A Preferred Stock, if any of the following events has not occurred: (i) the Company’s shares of common stock or American Depository Shares representing shares of the common stock are listed on the New York Stock Exchange or the Nasdaq Global Market, and (ii) the closing market price of such listing securities represents a price of no less than $4.25 per share of common stock, subject to adjustment, in any consecutive 30-trading-day period.

The shares of Series A Preferred Stock may be converted into the Company’s common stock at the option of the holders of the Series A Preferred Stock in whole or in part at any time at an initial conversion price of $0.98, subject to future adjustments set forth in the Certificate. Specifically, the Certificate established  a minimum after-tax net income threshold of $10.45 million for the 12-month period ending June 30, 2010 and $14.3 million for the 12-month period ending June 30, 2011 (the “2011 Net Income Threshold”). If the Company fails to achieve these net income thresholds, then the conversion price of the Series A Preferred Stock is reduced in accordance with a formula specified in the Certificate. The adjustment applicable to the 12-month period ending June 30, 2011, however, contains a grace period that provides the Company with additional time if it has not achieved the 2011 Net Income Threshold by June 30, 2011. If the Company has not achieved the 2011 Net Income Threshold, the conversion price will be instead adjusted based on the Company’s after-tax net income on an annualized basis for an 18-month period ending December 31, 2011.

The holders of Series A Preferred Stock have the right to one vote for each share of the Company’s common stock into which a share of Series A Preferred Stock could then be converted. The holders of Series A Preferred Stock have full voting rights and powers equal to the voting rights and powers of the holders of the Company’s common stock, and are entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company and to vote, together with the holders of the Company’s common stock as a single class, with respect to any matter upon which holders of the Company’s common stock have the right to vote. In addition, as long as there are at least 15,306 shares of Series A Preferred Stock outstanding, the Company may not, without the approval of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock voting together as a single class or the approval from at least one director elected by the holders of shares of Series A Preferred Stock, take certain material corporate actions as provided for in the Certificate.

The foregoing description of the Certificate does not purport to be complete and is qualified in its entirety by reference to the Certificate, which is attached hereto as Exhibit 3.1.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 16, 2009, the Board of the Company, in accordance with Article II of the Company’s Bylaws, increased the size of the Board from three to five and elected Messrs. Kenneth Jue Lee and Gang Sheng as directors (the “New Directors”) of the Company to fill the vacancies created by such increase.

On June 18, 2009, the Company entered into separate indemnification agreements with each of the New Directors (the “Indemnification Agreements”). Under the terms of the Indemnification Agreements, the Company agreed to indemnify each of the New Directors against expenses, judgments, fines, penalties or other amounts paid or incurred by the New Directors in connection with any proceeding unless the New Directors committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

The foregoing description of the material terms and conditions of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreements attached to this report as Exhibit 10.4.

KENNETH JUE LEE. Mr. Lee is a Senior Vice President at SAIF Partners, which is one of the largest and most successful growth venture capital funds focused on China. He has more than 10 years of experience across private equity investment, corporate finance, and business development in China. Before becoming a member of the SAIF team in 2007, Mr. Lee had served as the CFO of Topsec Holdings, a leading domestic network security company in China, from 2006 to 2007. From 2004 to 2005, he worked as a Principal at RimAsia Capital Partners, an independent, pan-Asia private equity firm established in 2004 with a deeply connected local presence across Asia. Prior to RimAsia Capital Partners, Mr. Lee was with Delta Associates – the exclusive advisor to Asia Equity Infrastructure Fund, CNK Telecom, H&Q Asia Pacific, and Salomon Brothers in New York. Mr. Lee is a graduate of Amherst College with a Bachelor of Arts degree in Philosophy.

GANG SHENG. Mr. Sheng is a Vice President at SAIF Partners. Prior to joining SAIF Partners in 2007, Mr. Sheng was a director in investment banking with Latitude Capital Group in Hong Kong and Beijing from 2004 to 2007 where he executed cross-border mergers & acquisitions, private placement transactions for Chinese companies. From 2003 to 2004, Mr. Sheng worked as a Senior Investment Manager of China Digital TV Holdings Co., Ltd. (NYSE:STV), a leading provider of conditional access systems to China’s expanding digital television market. Mr. Sheng holds a Bachelor’s degree in Economics from Renmin University of China and a MBA degree from Peking University.

The appointment of the New Directors is in compliance with the provisions of the Voting Agreement. The information contained in Item 1.01 pertaining to the Voting Agreement is incorporated herein by reference in its entirety.

There are no transactions between the Company and any New Director that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 5.03.

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

The information contained in Item 3.03 of this Form 8-K is incorporated herein by reference in its entirety.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware, June 16, 2009.

4.1	Investor and Registration Rights Agreement, by and among Yayi International Inc., Global Rock Stone Industrial Ltd, Li Liu, Fung Shek and SAIF Partners III L.P., dated June 18, 2009.

10.1

Series A Preferred Stock Purchase Agreement, by and among Yayi International Inc., Global Rock Stone Industrial Ltd, Charleston Industrial Ltd, Tianjin Yayi Industrial Co., Ltd., Li Liu, Fung Shek and SAIF Partners III L.P., dated June 18, 2009.

10.2	Voting Agreement, by and among Yayi International Inc., Global Rock Stone Industrial Ltd, Li Liu, Fung Shek and SAIF Partners III L.P., dated June 18, 2009.

10.3	Management Rights Agreement, by and between Yayi International Inc. and SAIF Partners III L.P., dated June 18, 2009.

10.4	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAYI INTERNATIONAL INC.

Date: June 19, 2009

/s/ Li Liu
Li Liu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Series A Preferred Stock, as filed with the Secretary of State of the State of Delaware, June 16, 2009.

4.1	Investor and Registration Rights Agreement, by and among Yayi International Inc., Global Rock Stone Industrial Ltd, Li Liu, Fung Shek and SAIF Partners III L.P., dated June 18, 2009.

10.1

Series A Preferred Stock Purchase Agreement, by and among Yayi International Inc., Global Rock Stone Industrial Ltd, Charleston Industrial Ltd, Tianjin Yayi Industrial Co., Ltd., Li Liu, Fung Shek and SAIF Partners III L.P., dated June 18, 2009.

10.2	Voting Agreement, by and among Yayi International Inc., Global Rock Stone Industrial Ltd, Li Liu, Fung Shek and SAIF Partners III L.P., dated June 18, 2009.

10.3	Management Rights Agreement, by and between Yayi International Inc. and SAIF Partners III L.P., dated June 18, 2009.

10.4	Form of Indemnification Agreement